Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES FISCAL 2010
FIRST QUARTER RESULTS
Kent, WA — September 8, 2009 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2010 first quarter ended July 31, 2009.
For the quarter, Flow reported consolidated revenues of $37.8 million, which compares to $43.7 million in the fourth quarter of fiscal year 2009 and $57.1 million in the year-ago quarter. The Company reported a net loss of $8.5 million or a $0.23 loss per share as compared to net income of $1.6 million or $0.04 per share in the prior year quarter. The net loss for the quarter just ended includes a total of $6.0 million in pre-tax charges, consisting of a net charge of $3.2 million related to the termination of the OMAX transaction, $1.6 million for severance and other related charges associated with its cost reduction efforts, and approximately $1.2 million for a reserve related to a business sold in October 2005 that was classified as a discontinued operation. Excluding those charges and the related tax effects, the net loss would have been $2.7 million or $0.07 loss per share in the current quarter.
“Two-thirds of our revenue stream continues to be either stable or growing. The remaining one-third continues to be unpredictable but we are encouraged by the interest level in our products that customers are expressing,” said Charley Brown, President and CEO of Flow. “The pace of recovery remains slow in certain markets, but we have made many cost reductions this year that we expect to positively impact our results throughout fiscal 2010. These reductions, combined with our recent capital raise and the amendments to our bank covenants, position us well to exit this recession as a stronger company. We appreciate the active engagement of our secured lenders and the support of our shareholders as we position the Company for a return to economic growth.”
Operations Review
For the fiscal 2010 first quarter:
•	Standard Segment sales, which include sales of systems that do not require significant custom configuration, as well as parts and services for those installed systems, were $28.4 million in the quarter, a decrease of 13% from the fourth quarter of fiscal year 2009 and a decrease of 46% from the prior-year quarter. Operating loss from the Standard Segment totaled $2.6 million in the quarter, which includes severance and related costs of $1.3 million. Excluding those charges, operating loss from the Standard Segment totaled $1.3 million as compared to operating income of $10.4 million in the prior-year quarter.
•	Advanced Segment sales, which include sales of complex aerospace and automation systems requiring specific custom configuration and advanced features, as well as parts and services for those installed systems, were $9.4 million in the quarter, a decrease of 16% from the fourth quarter of fiscal year 2009 and an increase of 118% from the prior-year quarter. Operating income from the Advanced Segment was $1.8 million in the quarter as compared to an operating loss of $1.1 million in the prior-year quarter, after excluding $1.4 million of severance and related charges in that prior period. The Advanced Segment backlog at the end of the quarter was $32.6 million.

•	Total overall operating expenses in the quarter were $21.6 million, which includes the $4.8 million in pre-tax charges related to the termination of the OMAX transaction and cost reduction efforts. Excluding those charges, operating expenses were $16.7 million, compared to $20.9 million in the prior-year quarter, after excluding restructuring and other costs of $1.4 million in that prior period.
Conference Call
Flow plans to hold a conference call to discuss these results today: Tuesday, September 8th at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may be heard by dialing 1-877-941-1427 or 1-480-629-9664. A 48-hour replay will be available following the call by dialing 1-800-406-7325 or 1-303-590-3030; the replay passcode is 4154387. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding the future effect of cost reductions and the anticipated strength of the Company when the recession ends. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended July 31,
	2009	2008	% Change

Sales	$37,752	$57,065	-34%

Cost of Sales	23,776	30,934	-23%

Gross Margin	13,976	26,131	-47%

Operating Expenses:
Sales and Marketing	7,916	10,098	-22%
Research and Engineering	1,697	2,250	-25%
General and Administrative	7,122	8,590	-17%
Restructuring and Other Operating Charges	4,823	1,436	NM

Operating Expenses	21,558	22,374	-4%

Operating Income (Loss)	(7,582)	3,757	NM

Interest Income (Expense), net	(924)	49	NM
Other Income, net	502	391	28%

Income (Loss) before taxes	(8,004)	4,197	NM
Income Tax Benefit (Provision)	606	(2,664)	NM

Income (Loss) from Continuing Operations	(7,398)	1,533	NM

Discontinued Operations, net of tax	(1,148)	70	NM

Net Income (Loss)	$(8,546)	$1,603	NM

Per share amounts:
Basic Income (Loss) from Continuing Operations	$(0.20)	$0.04	NM
Basic Net Income (Loss)	$(0.23)	$0.04	NM

Diluted Income (Loss) from Continuing Operations	$(0.20)	$0.04	NM
Diluted Net Income (Loss)	$(0.23)	$0.04	NM

Weighted Average Shares Outstanding (000):
Basic	37,748	37,591
Diluted	37,748	38,101

NM	= not meaningful

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)
US Dollars in thousands

	July 31,	April 30,
	2009	2009	% Change

ASSETS:
Current Assets:
Cash	$6,761	$10,117	-33%
Receivables, net	31,116	32,103	-3%
Inventories	20,271	21,480	-6%
Other Current Assets	13,643	31,543	-57%

Total Current Assets	71,791	95,243
Property and Equipment, net	22,266	22,983	-3%
Other Long-Term Assets	34,250	26,734	28%

	$128,307	$144,960

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$16,589	$15,226	9%
Current Portion of Long-Term Obligations	648	1,367	-53%
Accounts Payable and Other Accrued Liabilities	20,194	17,897	13%
Other Current Liabilities	20,762	17,830	16%
Reserve for Patent Litigation	—	15,000	NM

Total Current Liabilities	58,193	67,320
Other Long-Term Liabilities	7,710	8,929	-14%
Subordinated Notes	7,433	6,000	24%

Total Other Long-Term Liabilities	73,336	82,249

Shareholders’ Equity	54,971	62,711	-12%

	$128,307	$144,960

Flow International Corporation
Supplemental Data
(Unaudited)
US Dollars in thousands

	Three months ended July 31,
	2009	2008	% Change

Sales Breakdown:
Systems	$24,403	$39,088	-38%
Consumable Parts	13,349	17,977	-26%

Total	$37,752	$57,065	-34%

Segment Revenue Breakdown:
Standard	$28,367	$52,754	-46%
Advanced	9,385	4,311	118%

	$37,752	$57,065	-34%

Segment Operating Income (Loss) Breakdown:
Standard	$(2,552)	$10,433	NM
Advanced	1,791	(2,468)	NM
All Other*	(6,547)	(4,225)	-55%
Intersegment Eliminations	(274)	17	NM

	$(7,582)	$3,757	NM

*	Includes corporate overhead expenses as well as general and administrative expenses of inactive subsidiaries that do not constitute segments.

Depreciation and Amortization Expense	$1,232	$1,050	17%

Capital Spending	$4,472	$1,300	244%

Flow International Corporation
Reconciliation of GAAP to Proforma
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended July 31,
	2009	2008

GAAP Income (Loss) from Continuing Operations	$(7,398)	$1,533

Adjustments:

OMAX Termination Charge	3,219	—
Restructuring and Other Operating Charges	1,604	1,436
Write-off of Deferred Debt Issuance Costs	253	—
Inventory Write-Off	—	108
Tax Effect of Adjustments	(384)	—

Proforma Income (Loss) from Continuing Operations	$(2,707)	$3,077

GAAP Net Income (Loss)	$(8,546)	$1,603

Adjustments:

OMAX Termination Charge	3,219	—
Restructuring and Other Operating Charges	1,604	1,436
Write-off of Deferred Debt Issuance Costs	253	—
Inventory Write-Off	—	108
Discontinued Operations	1,148	70
Tax Effect of Adjustments	(384)	—

Proforma Net Income (Loss)	$(2,707)	$3,217

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share
Income (Loss) from Continuing Operations	$(0.20)	$0.04
Net Income (Loss)	$(0.23)	$0.04

Proforma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$(0.07)	$0.08
Net Income (Loss)	$(0.07)	$0.08